Exhibit 10.34
                   AMENDMENT NO. 1


     Amendment No. 1 dated as of October 1, 1993 to the
Employment Agreement (the "Employment Agreement") dated as of January 1, 1992 between Reading & Bates Corporation
(the "Company") and C. Kirk Rhein, Jr. (the "Executive").

     Capitalized terms used herein shall be as defined in the Employment Agreement.

     For good and valuable consideration, the receipt and sufficiency whereof are acknowledged, the parties agree to amend the Employment Agreement, effective as of October 1, 1993, as follows:

     1. Section 3(b) of the Agreement is deleted and replaced with the following:

                    "(b) Cause.  The Company may terminate
               the Executive's employment during the
               Employment Period for Cause. For purposes of this Agreement, 'Cause' shall mean (i) dishonesty by Executive which results in substantial personal enrichment at the expense of the Company or (ii) demonstratively willful repeated violations of Executive's obligations under this
               Agreement which are intended to result in material injury to the Company. For purposes of this Agreement, no act or failure to act on the part of the Executive shall be deemed 'willful' unless done or admitted to be done by the Executive not in good faith and without reasonable belief that his action or omission was in the best interests of the Company."

     2. Section 3(c) of the Agreement is amended by adding the following subsections to the definition of "Good Reason", as follows:

               "...; or (vi) any determination by such
               Executive that termination of his
               employment with the Company is, in his sole opinion, in the best interests of the Company or the Executive [and in such event
               (A) the Date of Termination is not less
               than 180 days (or such shorter period as may be mutually agreed between the Executive and the Company) following the giving of the Notice of Termination as provided in Section 11(b) of this Agreement and (B) Whitman Heffernan & Rhein Workout
               Fund, L.P. shall have disposed of
               (including, without limitation, by means of a distribution to its stockholders) not less than 50% of the Company's common stock beneficially owned, directly or indirectly, by such entity as of October 11, 1993 ]; or

               (vii)  the occurrence of October 11, 2003."

     3.   Section 4(a)(i)B is amended by substituting
          "October 31, 1997" for "October 31, 1994".

     4. Section 9 of the Agreement is deleted and replaced with the following:

                    "9.  Change of Control.  For the
               purpose of this Agreement, a 'Change of
               Control' shall mean when any 'Person', as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of
               1934, as amended (the 'Exchange Act')
               (other than (i) the Executive, (ii) the
               Company or any of its subsidiaries or
               Affiliates (as that term is defined in the Exchange Act), (iii) any Person subject, as of the date of this Agreement or at any prior time, to the reporting or filing requirements of Section 13(d) of the Exchange Act with respect to the securities of the Company or any Affiliate, (iv) any trustee or other fiduciary holding or owning securities under an employee benefit plan of the Company, (v) any underwriter temporarily holding or owning securities of the Company, or (vi) any corporation owned directly or indirectly by the current stockholders of the Company in substantially the same proportion as their then ownership of stock of the Company) becomes, after the date of this Agreement, the 'beneficial owner' (as defined in Rule
               13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-two and one-half percent (22.5%) or more of the combined voting power of the Company's then outstanding securities."


     IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be executed as of the date first above written.

                              READING & BATES CORPORATION

                              By:  /s/Paul B. Loyd, Jr.
                              Its: Chairman and Chief Executive
                                   Officer

                              /s/C. Kirk Rhein, Jr.
                              C. Kirk Rhein, Jr.